Filed Pursuant to Rule 424(b)(2)

Registration No. 333-257113

PRICING SUPPLEMENT dated August 7, 2023

(To Product Supplement No. WF-1 dated June 27, 2022, Equity Index Underlying Supplement dated September 2, 2021, ETF Underlying Supplement dated September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust (each referred to as an “Underlying”)
☐	The securities are redeemable debt securities of the Issuer that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at maturity. Whether the securities pay a Contingent Coupon Payment and, if we do not redeem the securities prior to stated maturity, whether you receive the face amount of your securities at maturity will depend in each case on the performance of the Lowest Performing Underlying as described below. The Lowest Performing Underlying on any Eligible Trading Day during an Observation Period (including on the Final Calculation Day) is the Underlying that has the lowest Closing Value on that day as a percentage of its Starting Value
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment with respect to each quarterly Observation Period until the earlier of the Stated Maturity Date or early redemption if, and only if, the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during such Observation Period is greater than or equal to its Coupon Threshold Value. However, if the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment with respect to that Observation Period. Therefore, if the Closing Value of any one of the Underlyings is less than its Coupon Threshold Value on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Value of that Underlying is greater than or equal to its Coupon Threshold Value on every other Eligible Trading Day during that Observation Period, and even if the better performing indices perform favorably. If the Closing Value of the Lowest Performing Underlying is less than its Coupon Threshold Value on one or more Eligible Trading Days during each Observation Period, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Value for each Underlying is equal to 70.00% of its Starting Value. The Contingent Coupon Rate is 10.00% per annum
☐	Optional Redemption. The Issuer may, at its option, redeem the securities on any Coupon Payment Date beginning approximately three months after issuance. If the Issuer elects to redeem the securities prior to maturity, you will receive the face amount plus any Contingent Coupon Payment otherwise due
☐	Potential Loss of Principal. If the Issuer does not redeem the securities prior to maturity, you will receive the face amount at maturity if, and only if, the Closing Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Downside Threshold Value. If the Closing Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Downside Threshold Value, you will lose more than 40%, and possibly all, of the face amount of your securities. The Downside Threshold Value for each Underlying is equal to 60% of its Starting Value
☐	If we do not redeem the securities prior to maturity, you will have full downside exposure to the Lowest Performing Underlying from its Starting Value if its Closing Value on the Final Calculation Day is less than its Downside Threshold Value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on the shares of the Fund or any securities held by or included in any Underlying
☐	Your return on the securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Eligible Trading Day during the Observation Periods. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the shares of the Fund or any securities held by or included in any Underlying for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier redemption

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$15.25	$984.75
Total	$3,894,000.00	$59,383.50	$3,834,616.50

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $15.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $12.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplements for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $964.60 per security. The estimated value is less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX” or an “Index”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY” or an “Index”) and the SPDR® Dow Jones® Industrial Average ETF Trust (Bloomberg ticker symbol “DIA”) (the “DIA” or the “Fund”) (each referred to as an “Underlying,” and collectively as the “Underlyings”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	August 7, 2023
Issue Date:	August 10, 2023
Final Calculation Day:	August 9, 2027, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	August 12, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to maturity.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Value.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000× Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Closing Value of the Lowest Performing Underlying is less than its Coupon Threshold Value on one or more Eligible Trading Days during each Observation Period, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	10.00% per annum
Coupon Threshold Value:	3,162.908 with respect to the SPX, 1,371.2545 with respect to the RTY and $248.234 with respect to the DIA, each of which is 70.00% of its Starting Value.
Coupon Payment Dates:	Quarterly, on the third Business Day following each Observation Period End-Date; provided that the Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date as postponed.
Observation Periods:

Each Observation Period will consist of each day that is a Trading Day for at least one Underlying (each such day, an “Eligible Trading Day”) from but excluding an Observation Period End-Date as postponed to and including the following Observation Period End-Date as postponed, provided that the first Observation Period will consist of each Eligible Trading Day from but excluding the Pricing Date to and including the first Observation Period End-Date as postponed.

If a Market Disruption Event or non-Trading Day occurs with respect to an Underlying on any Eligible Trading Day during an Observation Period (other than an Observation Period End-Date), that Underlying will be disregarded on that Eligible Trading Day for purposes of determining

PRS-2

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

whether a Contingent Coupon Payment is payable with respect to such Observation Period. For the avoidance of doubt, any such Eligible Trading Day for any Underlying not affected by a Market Disruption Event or non-Trading Day on that Eligible Trading Day will remain a valid day for purposes of determining whether a Contingent Coupon Payment is payable with respect to such Observation Period, even if that day is not a Trading Day for any other Underlying or a Market Disruption Event has occurred with respect to any other Underlying on that day.
Observation Period End-Dates:	Quarterly, on the 7th of each February, May, August and November, commencing November 2023 and ending on the Final Calculation Day as postponed.
Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any Optional Redemption Date. If we elect to redeem the securities prior to maturity, you will be entitled to receive on the applicable Optional Redemption Date a cash payment per security in U.S. dollars equal to the face amount plus any final Contingent Coupon Payment otherwise due.

If we elect to redeem the securities on an Optional Redemption Date, we will send a written notice to DTC through the trustee on or before the Observation Period End-Date immediately preceding that Optional Redemption Date. CIBC will have no independent obligation to notify you directly. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Underlying.

If the securities are redeemed, they will cease to be outstanding on the applicable Optional Redemption Date and you will have no further rights under the securities after that date.

Optional Redemption Dates:	Quarterly, beginning approximately three months after the Issue Date, on the Coupon Payment Dates following each Observation Period End-Date scheduled to occur from November 2023 to May 2027, inclusive.
Maturity Payment Amount:

If we do not redeem the securities prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per security will equal:

•       if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Downside Threshold Value:

$1,000; or

•       if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Downside Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If we do not redeem the securities prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Downside Threshold Value, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the Lowest Performing Underlying on the Final Calculation Day if the Ending Value of such Underlying is less than its Downside Threshold Value.

Downside Threshold Value:	2,711.064 with respect to the SPX, 1,175.361 with respect to the RTY and $212.772 with respect to the DIA, each of which is 60.00% of its Starting Value.
Lowest Performing Underlying:	For any Eligible Trading Day during an Observation Period (including the Final Calculation Day), the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Eligible Trading Day and that has not been disregarded due to a Market Disruption Event or non-Trading Day in accordance with “—Observation Periods” above.

PRS-3

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

For the avoidance of doubt, if any Eligible Trading Day is a valid day for only one Underlying, then that Underlying will be the Lowest Performing Underlying on that Eligible Trading Day.
Performance Factor:	With respect to an Underlying on any Eligible Trading Day during an Observation Period, its Closing Value on such day divided by its Starting Value (expressed as a percentage).
Starting Value:	4,518.44 with respect to the SPX, 1,958.935 with respect to the RTY and $354.62 with respect to the DIA, each of which was its Closing Value on the Pricing Date.
Ending Value:	With respect to each Underlying, its Closing Value on the Final Calculation Day.
Closing Value:	As defined under “Summary—Closing Value” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each Observation Period End-Date (including the Final Calculation Day) is subject to postponement due to non-Trading Days or the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Observation Period End-Dates and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Observation Period End-Date (including the Final Calculation Day) is a “calculation day,” and each Coupon Payment Date and Optional Redemption Date is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of $15.25 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of $12.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XM61 / US13607XM616

PRS-4

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 27, 2022 (the “product supplement”), the Equity Index Underlying Supplement dated September 2, 2021 (the “Index underlying supplement”), and the ETF Underlying Supplement dated September 2, 2021 (the “ETF underlying supplement”, and together with the Index underlying supplement, the “underlying supplements), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplements, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplements. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplements, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplements, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our or its affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Fund” in the underlying supplements will be references to “Underlying.”

You may access the product supplement, the underlying supplements, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated June 27, 2022:

https://www.sec.gov/Archives/edgar/data/1045520/000110465922074626/tm2217276d48_424b5.htm

•	Index underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

•	ETF underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112446/tm2123981d25_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-5

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with Contingent Coupon Payments at a rate of 10.00% per annum until the earlier of maturity or optional redemption, if, and only if, the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during an Observation Period is greater than or equal to 70.00% of its Starting Value;

▪	understand that they will not receive a Contingent Coupon Payment with respect to an Observation Period if the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during that Observation Period is less than its Coupon Threshold Value, even if the Closing Value of that Underlying is greater than or equal to its Coupon Threshold Value on every other Eligible Trading Day during that Observation Period and even if the better performing indices perform favorably;

▪	understand that if we do not exercise our redemption right prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day has declined by more than 40% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 40%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the securities;

▪	understand that we may redeem the securities prior to maturity at our option beginning approximately three months after issuance and that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Eligible Trading Day during the Observation Periods and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	understand and are willing to accept the full downside risks of each Underlying;

▪	are willing to forgo participation in any appreciation of any Underlying and dividends on shares of the Fund or any securities held by or included in any Underlying; and

▪	are willing to hold the securities to maturity or earlier redemption.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier redemption;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

▪	are unwilling to accept the risk that we do not redeem the securities prior to maturity and the Closing Value of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 40% from its Starting Value;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

▪	are unwilling to accept the risk of exposure to the Underlyings;

▪	are unwilling to accept the credit risk of CIBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplements for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Determining Payment On A Coupon Payment Date and at Maturity

If we have not previously redeemed the securities, on each Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period.

Step 1: Determine which Underlying is the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period. The Lowest Performing Underlying on any Eligible Trading Day during an Observation Period is the Underlying with the lowest Performance Factor on that day. The Performance Factor of an Underlying on any Eligible Trading Day during an Observation Period is its Closing Value on that day as a percentage of its Starting Value (i.e., its Closing Value on that day divided by its Starting Value).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period, as follows:

If we have not redeemed the securities prior to maturity, then at maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Maturity Payment Amount) calculated as follows:

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day. The Lowest Performing Underlying on the Final Calculation Day is the Underlying with the lowest Performance Factor on the Final Calculation Day. The Performance Factor of an Underlying on the Final Calculation Day is its Ending Value as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Step 2: Calculate the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day, as follows:

PRS-7

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Underlying on the Final Calculation Day from its Starting Value to its Ending Value, assuming the securities have not been redeemed prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Calculation Day, whether the securities are redeemed by the Issuer prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Underlyings is not relevant to your return on the securities.

PRS-8

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as an “Underlying Index” of the Fund.

Risks Relating To The Structure Of The Securities

If We Do Not Redeem The Securities Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If we do not redeem the securities prior to maturity, you will receive a Maturity Payment Amount that will be equal to or less than the face amount, depending on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

If we do not redeem the securities prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Downside Threshold Value, the Maturity Payment Amount will be reduced by an amount equal to the decline in the value of the Lowest Performing Underlying from its Starting Value (expressed as a percentage of its Starting Value). The Downside Threshold Value for each Underlying is 60% of its Starting Value. For example, if we do not redeem the securities prior to maturity and the Lowest Performing Underlying on the Final Calculation Day has declined by 40.1% from its Starting Value to its Ending Value, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the value of the Lowest Performing Underlying on the Final Calculation Day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the value of the Lowest Performing Underlying is greater than or equal to its Starting Value or its Downside Threshold Value at certain times during the term of the securities.

Even if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Downside Threshold Value, the Maturity Payment Amount will not exceed the face amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each Coupon Payment Date, you will receive a Contingent Coupon Payment if, and only if, the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Value. The Coupon Threshold Value for each Underlying is 70.00% of its Starting Value. If the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Closing Value of at least one Underlying is less than its Coupon Threshold Value on one or more Eligible Trading Days during each Observation Period over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

Whether You Receive A Contingent Coupon Payment On A Coupon Payment Date Will Depend On The Closing Value Of The Lowest Performing Underlying On Each Eligible Trading Day During The Related Observation Period.

Whether you receive a Contingent Coupon Payment on any Coupon Payment Date will be determined at the end of the related Observation Period, based on the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during that Observation Period. If any Eligible Trading Day during an Observation Period is a valid day for only one Underlying due to a Market Disruption Event or non-Trading Day for the other Underlyings, then that Underlying will be the Lowest Performing Underlying on that Eligible Trading Day. Therefore, if the Closing Value of any one of the Underlyings is less than its Coupon Threshold Value on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Value of that Underlying is greater than or equal to its Coupon Threshold Value on one or more other Eligible Trading Days during that Observation Period, and even if the better performing Underlyings perform favorably.

PRS-9

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If The Other Underlyings Perform Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if the other Underlyings perform favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of some Underlyings could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying is the Lowest Performing Underlying on each Eligible Trading Day during each Observation Period. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of the Underlyings. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying On Each Eligible Trading Day During The Observation Periods, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlyings.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Eligible Trading Day during the Observation Periods, including on the Final Calculation Day. Although it is necessary for the Lowest Performing Underlying to close above its respective Coupon Threshold Value on each Eligible Trading Day during an Observation Period in order for you to receive a Contingent Coupon Payment for that period and above its respective Downside Threshold Value on the Final Calculation Day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlyings. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better performing Underlyings would be blended with the performance of the Lowest Performing Underlying, resulting in a better return than the return of the Lowest Performing Underlying alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlyings is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. To the extent the Underlyings represent different equity markets, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlying, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the value of the Lowest Performing Underlying on the Final Calculation Day if its Ending Value is below its Downside Threshold Value, you will not participate in any increase in the value of any Underlying over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Closing Value of at least one Underlying will be less than its Coupon Threshold Value on one or more Eligible Trading Day during an Observation Period, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Closing Value of at least one Underlying will be less than its Downside Threshold Value on the Final Calculation Day such that you will lose a substantial portion, and possibly all, of the face

PRS-10

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any Optional Redemption Date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the Lowest Performing Underlying is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive Contingent Coupon Payments and receive the face amount at maturity. Therefore, our redemption right is likely to limit your potential to receive Contingent Coupon Payments if the Lowest Performing Underlying is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the Lowest Performing Underlying is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive Contingent Coupon Payments and it is less likely that you will receive the face amount at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

A Coupon Payment Date And The Stated Maturity Date May Be Postponed If An Observation Period End-Date Is Postponed.

An Observation Period End-Date (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Observation Period End-Date is not a Trading Day with respect to any Underlying or if the calculation agent determines that a Market Disruption Event has occurred or is continuing with respect to that Underlying on that Observation Period End-Date. If such a postponement occurs with respect to an Observation Period End-Date other than the Final Calculation Day, then the related Coupon Payment Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Calculation Day as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by or included in any Underlying for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we

PRS-11

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Redemption Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or optional redemption will be affected by the then-current value of each Underlying, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlyings; volatility of the Underlyings; correlation among the Underlyings; economic and other conditions generally; interest rates; dividend yields on the Fund or any securities held by or included in an Underlying; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the Contingent Coupon Payments that would have accrued, if any, after the relevant Optional Redemption Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underlyings. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underlyings may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or redemption. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or redemption.

PRS-12

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Risks Relating To The Underlyings

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Fund May Not Be Representative Of An Investment In Its Sector.

The Fund tracks companies in the regional bank sector of the U.S. equity market. However, the Fund does not represent a direct investment in this sector. The Fund consists of securities of companies whose primary lines of business are directly associated with this sector. As a result, the Closing Value of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in this sector, some of which may be unrelated to the market and other conditions applicable to this sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the Closing Value of the Fund could decrease even if the performance of its sector as a whole increases.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An Adjustment Factor, as described herein, will be used to determine the Closing Value of the Fund. The Adjustment Factor of the Fund will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the Adjustment Factor of the Fund, the value of the securities may be adversely affected.

The Performance Of The Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although the Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

PRS-13

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Value and the Closing Value of each Underlying on each Eligible Trading Day during an Observation Period, calculating the Contingent Coupon Payments, if payable, and the Maturity Payment Amount, determining whether a non-Trading Day or a Market Disruption Event has occurred with respect to any Underlying on any Eligible Trading Day during an Observation Period; determining the Closing Value of an Underlying if an Observation Period End-Date (including the Final Calculation Day) for that Underlying is postponed to the last day to which it may be postponed and a Market Disruption Event with respect to that Underlying occurs on that day; if publication of an Underlying is discontinued, selecting a successor or, if no successor is available, determining the Closing Value of such Underlying on the relevant Eligible Trading Day; and determining whether to adjust the Closing Value of an Underlying on the relevant Eligible Trading Day in the event of certain changes in or modifications to such Underlying or the Underlying Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of an Underlying.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by or included in an Underlying may adversely affect the value of such Underlying.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplements, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-14

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-15

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to maturity, you will receive the face amount of your securities plus any final Contingent Coupon Payment otherwise due on the Optional Redemption Date. In the event we redeem the securities, your total return on the securities will equal any Contingent Coupon Payments received on and prior to the Optional Redemption Date.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Final Calculation Day, the hypothetical Maturity Payment Amount payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is its Ending Value expressed as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Hypothetical Performance Factor of Lowest Performing Underlying on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
125.00%	$1,000.00
100.00%	$1,000.00
85.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Maturity Payment Amount; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to maturity, the actual amount you will receive at maturity will depend on the actual Starting Value, Downside Threshold Value and Ending Value of the Lowest Performing Underlying on the Final Calculation Day. The performance of the better performing Underlyings is not relevant to your return on the securities.

PRS-16

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid on a Coupon Payment Date assuming we have not redeemed the securities prior to such date. The examples do not reflect any specific Coupon Payment Date. The following examples reflect the Contingent Coupon Rate of 10.00% per annum and assume the hypothetical Starting Value, Coupon Threshold Value and lowest Closing Values during an Observation Period for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value or Coupon Threshold Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value and Coupon Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant Coupon Payment Date in either of the examples below, you would receive the face amount on the Coupon Payment Date in addition to a final Contingent Coupon Payment, if any.

Example 1. The Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Value. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date.

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical lowest Closing Value during Observation Period:	90.00	95.00	80.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Lowest Performance Factor during Observation Period (lowest Closing Value during Observation Period divided by Starting Value):	90.00%	95.00%	80.00%

Step 1: Determine whether the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Value.

In this example, the Closing Value of each Underlying on each Eligible Trading Day during the relevant Observation Period is greater than its respective Coupon Threshold Value.

Step 2: Determine whether a Contingent Coupon Payment will be paid on the applicable Coupon Payment Date.

Since the hypothetical Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Value, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date. The Contingent Coupon Payment would be equal to $25.00 per security, determined as follows: (i) $1,000 multiplied by 10.00% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Closing Value of the Lowest Performing Underlying on at least one Eligible Trading Day during the relevant Observation Period is less than its Coupon Threshold Value. As a result, investors do not receive a Contingent Coupon Payment on the applicable Coupon Payment Date.

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical lowest Closing Value during Observation Period:	64.00	125.00	105.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Lowest Performance Factor during Observation Period (lowest Closing Value during Observation Period divided by Starting Value):	64.00%	125.00%	105.00%

Step 1: Determine whether the Closing Value of the Lowest Performing Underlying on any Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Value.

In this example, the Closing Value of the SPX on at least one Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Value.

PRS-17

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Step 2: Determine whether a Contingent Coupon Payment will be paid on the applicable Coupon Payment Date.

Since the hypothetical Closing Value of at least one Underlying on at least one Eligible Trading Day during the relevant Observation Period is less than its Coupon Threshold Value, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. This is the case even though the Closing Values of the better performing Underlyings were each greater than their respective Coupon Threshold Values on every Eligible Trading Day during the relevant Observation Period, and would be the case even if the Closing Value of the SPX was greater than or equal to its Coupon Threshold Value on every other Eligible Trading Day during the relevant Observation Period.

As this example illustrates, whether you receive a Contingent Coupon Payment on a Coupon Payment Date will depend solely on the Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the relevant Observation Period. Therefore, if the Closing Value of any one of the Underlyings is less than its Coupon Threshold Value on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Value of that Underlying is greater than or equal to its Coupon Threshold Value on every other Eligible Trading Day during that Observation Period, and even if the better performing indices perform favorably. The performance of the better performing Underlyings is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the Maturity Payment Amount payable at maturity, assuming that we have not redeemed the securities prior to maturity and assuming the hypothetical Starting Value, Coupon Threshold Value, Downside Threshold Value and Ending Value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value, Coupon Threshold Value, Downside Threshold Value or Ending Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value, Coupon Threshold Value and Downside Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the final Observation Period is greater than or equal to its Coupon Threshold Value, and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value. As a result, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment.

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical lowest Closing Value during final Observation Period:	95.00	80.00	90.00
Hypothetical Ending Value:	135.00	125.00	145.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Value during final Observation Period divided by Starting Value):	95.00%	80.00%	90.00%
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	135.00%	125.00%	145.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the RTY has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its hypothetical Downside Threshold Value, the Maturity Payment Amount would equal the face amount. Although the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is significantly greater than its hypothetical Starting Value in this scenario, the Maturity Payment Amount will not exceed the face amount.

In addition to any Contingent Coupon Payments received prior to the Stated Maturity Date, on the Stated Maturity Date you would receive $1,000.00 per security as well as the final Contingent Coupon Payment otherwise due because the hypothetical Closing Value of the Lowest Performing Underlying on each Eligible Trading Day during the final Observation Period was greater than or equal to its hypothetical Coupon Threshold Value.

PRS-19

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Example 2. The Closing Value of the Lowest Performing Underlying on at least one Eligible Trading Day during the final Observation Period is less than its Coupon Threshold Value, and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than its Downside Threshold Value. As a result, the Maturity Payment Amount is equal to the face amount of your securities at maturity but you do not receive a final Contingent Coupon Payment.

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical lowest Closing Value during final Observation Period:	95.00	105.00	69.00
Hypothetical Ending Value:	115.00	110.00	90.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Value during final Observation Period divided by Starting Value):	95.00%	105.00%	69.00%
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	115.00%	110.00%	90.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the DIA has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its hypothetical Downside Threshold Value, you would receive the face amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, on the Stated Maturity Date you would receive $1,000.00 per security, but no final Contingent Coupon Payment since the hypothetical Closing Value of the Lowest Performing Underlying on at least one Eligible Trading Day during the final Observation Period was less than its Coupon Threshold Value. This is the case even though the Closing Values of the better performing Underlyings were greater than their respective Coupon Threshold Values on every Eligible Trading Day during the relevant Observation Period, and even though the Closing Value of the DIA was greater than its Coupon Threshold Value on every other Eligible Trading Day during that Observation Period.

Example 3. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Coupon Threshold Value and its Downside Threshold Value, the Maturity Payment Amount is less than the face amount of your securities at maturity and you do not receive a final Contingent Coupon Payment at maturity.

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical lowest Closing Value during final Observation Period:	45.00	85.00	105.00
Hypothetical Ending Value:	45.00	90.00	120.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Value during final Observation Period divided by Starting Value):	45.00%	85.00%	105.00%
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	45.00%	90.00%	120.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

PRS-20

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

In this example, the SPX has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Downside Threshold Value, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to $450.00 per security, calculated as follows:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received prior to the Stated Maturity Date, on the Stated Maturity Date you would receive $450.00 per security, but no final Contingent Coupon Payment since the hypothetical Closing Value of the Lowest Performing Underlying on at least one Eligible Trading Day during the final Observation Period was less than its Coupon Threshold Value.

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the Lowest Performing Underlying if we do not redeem the securities prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Downside Threshold Value, even if the Ending Values of the other Underlyings have appreciated or have not declined below their respective Downside Threshold Values.

To the extent that the actual Starting Value, Coupon Threshold Value, Downside Threshold Value and Ending Value of the Lowest Performing Underlying on the Final Calculation Day differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

The Underlyings

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-45 of the accompanying Index underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Values of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the SPX on the Calculation Days. We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the SPX for the period from January 1, 2018 to August 7, 2023. The Closing Value of the SPX on August 7, 2023 was 4,518.44.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-22

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying Index underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Values of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the RTY on the Calculation Days. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the RTY for the period from January 1, 2018 to August 7, 2023. The Closing Value of the RTY on August 7, 2023 was 1,958.935.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-23

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

The SPDR® Dow Jones® Industrial Average ETF Trust

The SPDR® Dow Jones® Industrial Average ETF Trust (Bloomberg ticker: “DIA”) is an exchange-traded fund. The Fund seeks to replicate, before fees and expenses, the price and yield performance of the Dow Jones Industrial Average® (the “Underlying Index”). The Underlying Index is composed of 30 “blue-chip” U.S. stocks. The Fund trades on the NYSE Arca under the ticker symbol “DIA.” See “Reference Sponsors and Fund Descriptions—The SPDR® Dow Jones® Industrial Average ETF Trust” beginning on page S-46 of the accompanying ETF underlying supplement for additional information about the DIA.

Historical Data

We obtained the Closing Values of the DIA in the graph below from Bloomberg without independent verification. The historical performance of the DIA should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the DIA on the Calculation Days. We cannot give you assurance that the performance of the DIA will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the DIA for the period from January 1, 2018 to August 7, 2023. The Closing Value of the DIA on August 7, 2023 was $354.62.

Historical Performance of the SPDR® Dow Jones® Industrial Average ETF Trust

Source: Bloomberg

PRS-24

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-25

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplements, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplements. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplements. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

With respect to the discussion in the underlying supplements regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-26

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC is a “specified entity” for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). For these purposes, a “specified shareholder” generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis, and an entity in respect of which CIBC is a “specified entity” generally includes (i) an entity that is a specified shareholder of CIBC (as defined above), (ii) an entity in which CIBC (either alone or together with entities with whom CIBC is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest, and (iii) an entity in which an entity described in (i) (either alone or together with entities with whom such entity is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

For greater certainty, this summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, including the proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the Hybrid Mismatch Proposals. Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences — Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-27

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due August 12, 2027

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 15, 2021, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 15, 2021, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

PRS-28